Law Offices
Stradley, Ronon, Stevens & Young, LLP
2600 One Commerce Square
Philadelphia, Pennsylvania 19103-7098
(215) 564-8000

July 26, 2004

VIA EDGAR
U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:	Buffalo Balanced Fund, Inc.
Buffalo High Yield Fund, Inc.
Buffalo Large Cap Fund, Inc.
Buffalo Small Cap Fund, Inc.
Buffalo USA Global Fund, Inc.
Buffalo Funds (multi-series)

Dear Sir or Madam:

We are counsel to the above-referenced registrants, each of which proposes to update the information contained in its joint Registration Statement on Form N-1A by filing a Post-Effective Amendment pursuant to paragraph (b) of Rule 485 promulgated under the Securities Act of 1933. As counsel, we have reviewed the proposed form of the post-effective amendment to the joint Registration Statement and in our judgment, the post-effective amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485. We consent to the transmission of this letter to the Commission with the post-effective amendment filing.

                   Sincerely yours,

                   /s/Michael P. O’Hare
                   Michael P. O’Hare

cc:	Kent W. Gasaway
Chad E. Fickett, Esq.